Exhibit 99.1

Microsoft to acquire ZeniMax Media and its game publisher Bethesda Softworks

September 21, 2020    |    Microsoft News Center

Iconic games portfolio, publishing expertise, and world-class talent accelerates growth in Microsoft’s Gaming business

REDMOND, Wash. September 21, 2020 – More than three billion people on the planet play games for fun, escape, and human connection. Unlike any other medium, games empower people to engage in creativity, strategic thinking and teamwork, immersing them into interactive stories and worlds created by some of the world’s most amazing creators. The cultural phenomenon of gaming has made it the largest and fastest-growing form of entertainment in the world—an industry that is expected to be more than $200 billion in annual revenue in 2021.

As the gaming industry transforms from a device-centric era to a player-centric era powered by new technology that provides the freedom to play with friends anywhere on any device, Microsoft (Nasdaq: MSFT) on Monday announced plans to acquire ZeniMax Media, the parent company of Bethesda Softworks, one of the largest, privately held game developers and publishers in the world. Creators of critically acclaimed and best-selling gaming franchises including The Elder Scrolls and Fallout among many others, Bethesda brings an impressive portfolio of games, technology, talent, as well as a track record of blockbuster commercial success, to Xbox. Under the terms of the agreement, Microsoft will acquire ZeniMax Media for $7.5 billion in cash.

With unique investments in content, community, and the cloud, Microsoft’s gaming strategy differs from others by empowering people to play the games they want, with the people they want, anywhere they want. Games are the primary growth engine in gaming, and games are fueling new cloud-gaming services like Xbox Game Pass, which has reached a new milestone of over 15 million subscribers. With the addition of Bethesda, Microsoft will grow from 15 to 23 creative studio teams and will be adding Bethesda’s iconic franchises to Xbox Game Pass. This includes Microsoft’s intent to bring Bethesda’s future games into Xbox Game Pass the same day they launch on Xbox or PC, like Starfield, the highly anticipated, new space epic currently in development by Bethesda Game Studios.

“Gaming is the most expansive category in the entertainment industry, as people everywhere turn to gaming to connect, socialize and play with their friends,” said Satya Nadella, CEO, Microsoft. “Quality differentiated content is the engine behind the growth and value of Xbox Game Pass—from Minecraft to Flight Simulator. As a proven game developer and publisher, Bethesda has seen success across every category of games, and together, we will further our ambition to empower the more than three billion gamers worldwide.”

“This is an awesome time to be an Xbox fan. In the last 10 days alone, we’ve released details on our two new consoles which go on pre-order tomorrow, launched cloud gaming in Xbox Game Pass Ultimate, and now we’re making another investment in the most critical part of our strategy: the games,” said Phil Spencer, executive vice president, Gaming at Microsoft. “Generations of gamers have been captivated by the renowned franchises in the Bethesda portfolio and will continue to be so for years to come as part of Xbox.”

The planned acquisition includes publishing offices and development studios spanning the globe with over 2,300 employees, including Bethesda Softworks, Bethesda Game Studios, id Software, ZeniMax Online Studios, Arkane, MachineGames, Tango Gameworks, Alpha Dog, and Roundhouse Studios. Bethesda’s critically acclaimed and best-selling franchises include The Elder Scrolls, Fallout, DOOM, Quake, Wolfenstein, and Dishonored, among others. Bethesda parent company ZeniMax Media was founded in 1999 by Chairman and CEO Robert A. Altman; Bethesda’s structure and leadership will remain in place.

“This is a thrilling day for this company, our employees, and our fans. We have enjoyed a close partnership with Microsoft for decades, and this deal is a natural progression of those years working together,” said Altman. “The big winners today are our fans. We are continuing to develop our slate of AAA games, but now with Microsoft’s scale and entire Game Stack, our games can only get better.”

The transaction is subject to customary closing conditions and completion of regulatory review. Microsoft expects the acquisition to close in the second half of fiscal year 2021 and to have minimal impact to non-GAAP operating income in fiscal years 2021 and 2022. Non-GAAP excludes the expected impact of purchase accounting adjustments, as well as integration and transaction-related expenses.

For more information, please visit the blog post from Phil Spencer, EVP Gaming at Microsoft. Find related imagery here. For broadcast quality b-roll, please contact webroadcast@we-worldwide.com.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

About ZeniMax Media Inc.

ZeniMax Media is a privately-owned media organization headquartered outside Washington DC with international publishing offices around the globe. Through its subsidiaries, ZeniMax Media creates and publishes original interactive entertainment content for consoles, PCs, and handheld/wireless devices. ZeniMax Media divisions include Bethesda Softworks, Bethesda Game Studios, id Software, Arkane Studios, Tango Gameworks, MachineGames, ZeniMax Online Studios, Alpha Dog Games, Roundhouse Studios, ZeniMax Europe Ltd., ZeniMax Asia K.K., ZeniMax Asia Pacific Limited, and ZeniMax Australia Pty Ltd. For more information on ZeniMax Media, visit www.zenimax.com.

Bethesda Fast Facts and Accolades

5 of 8 studios have shipped “Game of the Year” titles

#1 Ranked Publisher of the Year (2018)

“Game of the Year” winner 5 years in a row

The Elder Scrolls III: Morrowind

RPG of the Year from IGN and others

The Elder Scrolls IV: Oblivion

Consensus Game of the Year across all outlets

Fallout 3

Consensus Game of the Year across all outlets

The Elder Scrolls V: Skyrim

Consensus Game of the Year

Named Game of the Generation and #1 PC Game of All Time

Fallout 4

Over 50 Game of the Year Awards including DICE and BAFTA

Dishonored

BAFTA Award for Best Game, Best Action Adventure Game at the VGAs

Dishonored 2

PC Gamer Game of the Year, Best Action Adventure Game at the VGAs

Winner of more than 100 Best of 2016 awards

Wolfenstein: The New Colossus

Best Action Game, The Game Awards

DOOM (2016)

Best Action Game, The Game Awards

Fallout Shelter

Mobile Game of the Year, DICE Awards and Golden Joystick Awards

Elder Scrolls Online

MMO of the Year four consecutive years

Forward-looking statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the risk that the ZeniMax Media transaction may not be completed in a timely manner or at all; any restrictions or limitations imposed by regulatory authorities; the impact of the acquisition on ZeniMax Media’s gaming community and customers; the impact of management and organizational changes on ZeniMax Media’s business; the impact on ZeniMax Media employees and our ability to retain key personnel; our effectiveness in integrating the ZeniMax Media platform and operations with Microsoft’s business; our ability to realize our broader strategic and operating objectives; significant investments in products and services that may not achieve expected returns; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; cyberattacks and security vulnerabilities that could lead to reduced revenue; increased costs, liability claims, or harm to our reputation or competitive position; excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure; quality or supply problems; legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property; claims that Microsoft has infringed the intellectual property rights of others; claims against us that may result in adverse outcomes in legal disputes; damage to our reputation or our brands that may harm our business and operating results; exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange; adverse economic or market conditions that may harm our business; catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business; and the dependence of our business on our ability to attract and retain talented employees. For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.